FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 26, 1997

                             EXPERT SOFTWARE, INC.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)


           33-89758                       65-0359860
      (Commission File Number)            (I.R.S. Employer Identification No.)

              800 Douglas Road, 750, Coral Gables, Florida 33134
                   (Address of principal executive offices)

      Registrant's telephone number, including area code: (305) 567-9990

                                Not applicable
        (Former name or former address, if changed since last report.)

ITEM 5.   OTHER EVENT

Expert Software, Inc. reported that it has signed a Licensing Agreement with McDonald's Corporation for use of McDonald's characters and marks in family fun software. Under this Agreement, Expert, in cooperation with McDonald's, will develop and market family oriented consumer software featuring McDonald's characters through a wide variety of distribution channels. The first software titles are expected to be introduced Mid 1997.


ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is filed herewith:

10.14 - Licensing and Royalty Agreement between the Company and McDonald's Corporation dated as of January 2, 1997.


                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 26, 1997
                                                  Expert Software, Inc.
                                              By: /s/ Charles H. Murphy
                                                  Charles H. Murphy
                                                  Chief Financial Officer

                                 EXHIBIT 10.14

                         LICENSE AND ROYALTY AGREEMENT


      AGREEMENT made this January 2, 1997 by and between McDONALD'S CORPORATION, a corporation organized under the laws of the State of Delaware and having its principal office at One McDonald's Plaza, Oak Brook, ]Illinois 60521 (hereinafter called "Licensor"), and EXPERT SOFTWARE, INC., a corporation organized under the laws of the State of Delaware and having its principal office at 800 Douglas Road, Executive Tower, 7th Floor, Coral Gables, FL 33134 (hereinafter called "Licensee").

                                  WITNESSETH:

      WHEREAS, Licensor owns or has the right to use the trademarks, service marks, copyrights and publicity in character(s), name(s), symbols, designs, likenesses and visual representations listed in Exhibit A (which intellectual property rights shall hereinafter be called collectively "Mark" or "Marks"); and

      WHEREAS, Licensor is desirous of encouraging the development of high quality products which are in keeping with its clean, wholesome, family-oriented image and which are uniquely associated with it by the public through the use of the Marks thereon and in connection therewith; and

      WHEREAS, Licensee desires to utilize the Marks in connection with the manufacture and sale of certain merchandise; and

      WHEREAS, Licensor desires to grant a license to Licensee permitting Licensee to cause certain merchandise to utilize the Marks therein and to sell such merchandise provided in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

IA.     Preambles

The foregoing preambles are true and correct and incorporated herein by reference,

1B.   Definitions.

      As used herein, the following terms shall be defined as set forth below-

      (a) "Product(s)" shall mean: Interactive computer software, screensavers and computer accessories.

      (b) "Licensed Products" shall mean all Products of Licensee in any form or format which have the Mark or Marks affixed or attached thereto in any manner previously approved by Licensor or which are shipped in containers or packages bearing the Mark(s).

      (c) Contract Territory shall mean the United States, its territories, commonwealths and possessions, Canada, Japan, Australia, United Kingdom. At Licensee's request, Licensor may agree in its sole discretion to expand the Contract Territory.

      (d) "Contract Period" shall mean that period of time commencing on the date hereof and concluding December 31, 2001 unless earlier terminated pursuant to any other provisions of this Agreement.

      (e) "Distributor(s)" shall be defined to include any jobbers, wholesalers, distributors and retailers.

2.    Grant of License.

      (a) Licensor hereby grants to Licensee the non-exclusive right and license to use the Marks in connection with the advertisement including on-line and on or at Licensee's web site, promotion display, public performance, manufacture, distribution and sale of licensed Products to Distributors and in retail establishments and to end-users other than Licensor's restaurants within the Contract Territory and during the Contract Period. Licensee agrees not to sell merchandise bearing the Marks to Distributors whose sales or distribution is substantially for publicity purposes, giveaways, premiums or close-outs.

       (b) Notwithstanding the rights granted above, Licensor hereby reserves the right to use or to license the Marks for any and all other purposes including, but not limited to, distribution or sales of like or similar products bearing the Marks to its employees.

       (c) In confirmation of the foregoing, Licensor shall use it best efforts to deliver to Licensee the Marks identified on Exhibit "A" hereto or as same shall be modified by the parties from time to time during the Contract Period in camera ready master or other format reasonably requested by Licensee (including electronic format if available) within a time period mutually agreed by the parties.

        3.      Supplier.

      Licensee will inform any and all fulfillment houses who produce Licensed Products that Licensed Products may only be sold by Licensee. Towards this end, Licensee and/or affiliates shall have every such fulfillment houses sign, prior to production of Licensed Products, an agreement identical to that found in Exhibit B. The signed fulfillment house's agreement shall be maintained by Licensee and be made available to Licensor upon request.

      Any supplier will conform to all local laws and customs regarding hiring practices and working conditions. Under no circumstances will suppliers involve the production of McDonald's products in an environment where underage labor is employed.

      Suppliers will not utilize factories or production facilities that force work to be performed by unpaid laborers or those who must otherwise work against their will.

      Suppliers will monitor their factories and suppliers work environments to ensure compliance to these policies and obtain verification of compliance.

       Any supplier found not to be in compliance with the above requirements will no longer be a suppliers to the McDonald's system.

       4.    Royalties.




                                  (Redacted)










       5.    Protection of Marks,

(a) All uses of the Marks in connection with Licensed Products shall inure to Licensor's benefit. Licensee acknowledges Licensor's benefit. Licensee acknowledges Licensor's exclusive right, title and interest in and to the Marks and will not, either directly or indirectly, at any time do any act or thing contesting the validity of or in any way injuring or discrediting any part of such right, tide or interest. At Licensor's expense and request, Licensee shall assist Licensor, to the extent necessary, in the procurement of any protection or to protect any of Licensor's rights in the Marks. Toward that end, upon Licensor's request, Licensee shall provide Licensor with two (2) production samples of any Licensed Product and whatever other documentation or information may be reasonably requested by Licensor for the purpose of registration of its Mark or Marks in the categories into which the Licensed Products fall.

      (i) Licensee shall promptly notify Licensor in writing of any infringements or imitations by others of the Marks of which it becomes aware. Licensor shall have the sole right to determine whether any action shall be taken on account of such infringements or imitations. Licensee shall not institute any suit or take any action on account of any such infringements or imitations without first obtaining the written consent of Licensor to do so.

      (ii) Licensee acknowledges that Licensor prohibits its suppliers and vendors from using its Marks on any labels, packages or in advertisement without specific written permission from Licensor. Licensee agrees to notify its suppliers of Licensed Products of this prohibition. Licensee further agrees to inform its Distributors or retailers of this policy and to use reasonable commercial efforts to enforce these policies; provided, however, that the Licensee's Distributors or retailers may use the Marks in connection with advertisements in the ordinary course of business, subject to Licensor's prior written approval.

(iii) All material and concepts developed by Licensee and/or its manufacturers pursuant to this Agreement, and all copyright, patent and trademark rights therein (except for pre-existing rights including, without limitation, use of all trademarks and service marks of Licensee, except as provided below) shall be the exclusive property of Licensor and shall automatically be transferred to Licensor hereby without further acts or documentation except as provided below.

      The parties acknowledge that the Licensed Products may contain intellectual property owned by third party developers/licensors (hereafter `Third Party Licensors") as well as related Licensee marks all of which are set forth in exhibit A (Intellectual Property). The parties agree that the Licensee shall retain (a) all rights, title and interest in and to the Licensee's intellectual property now existing Licensee's Marks and (b) said

      Third Party Licensors shall retain all rights, title and interest in and to their intellectual property. in confirmation hereof, the Licensor agrees to refrain from using, licensing or sublicensing such intellectual properties without the express prior written approval of Licensee except as set forth herein.

      (b) All graphical representations of the Marks and all images relating to the Marks in the Licensed Products including the total look and feel of the Marks and related images in the Licensed Products, which Licensee, its agents, employees or consultants develop for Licensor pursuant to this Agreement, shall be works made for hire and to the extent such aspects are deemed not to be works made for hire, Licensee hereby assigns all worldwide rights, title and interest in and to such representations, including any renewals, to McDonald's

      (c) All Licensed Products will be manufactured, sold, sublicensed, labeled, packaged, distributed and advertised by Licensee in accordance with all applicable laws, standards and regulations. Licensee shall cause to appear on all Licensed Products and on all materials used in connection with the Marks, such legends, markings and notices as may reasonably be necessary as instructed in writing by Licensor in order to give appropriate notice of Licensor's trademark, tradename or other rights pertaining thereto, in the form provided by Licensor.

      (d) The parties acknowledge and agree that in the marketing, distribution, licensing and sale of the Licensed Products, both the Licensor's Marks and the Licensee's Marks "Expert Software" or "Expert" or other Licensee trademarks will be used. The parties further agree that Licensee shall mark each copy of the Licensed Products with the applicable acknowledgment, Mark or copyright notice of Licensor in accordance with Ns Agreement; however, Licensee may also mark the Licensed Products with its own trademark or copyright notice with reference to Licensee's Marks.

      (e) In confirmation of the foregoing, the Licensor warrants and represents to the Licensee that the Marks and their exploitation as authorized by this Agreement do not and will not infringe any copyright, patent, trademark, trade secret, right of publicity, right of privacy or any other proprietary, statutory or common law right of any third party.

      (f) Licensee shall not promote Licensed Products along with or in connection with any products targeted to similar market audiences.

        6.    Indemnity.

      (a) Licensee shall defend, indemnify and hold harmless Licensor, its subsidiaries, affiliates, distributors, franchisees, successors, assigns, directors, officers, agents and their employees, from and against any and all claims, demands, causes of action, damages, costs or expenses, including reasonable attorney's fees, arising out of (1) any death, injury or alleged injury to any person, or damage or alleged damage to any property resulting, in whole or in part, from any actual or alleged defect in any Licensed Product sold under this Agreement or covered by this Agreement, whether latent or patent, including but not limited to actual or alleged improper construction or design of such merchandise or the failure or alleged failure of such merchandise to comply with any express or implied warranties; (2) any actual or alleged violation by such merchandise, or its manufacture, possession, use or sale, of any law, statute or ordinance or any governmental administrative order, rule or regulation; (3) claims that any trademarks (other than the Marks) used in connection with Licensed Products, the sale of Licensed Products bearing that trademark, or the use of that trademark by Licensee, infringes upon any other person's claimed trademark rights; or (4) a product recall. Toward this end, Licensee herein represents that it has an insurance policy in place with $1 million per occurrence, $5 million in the aggregate, and Licensor is listed as an additional insured on the policy on or before thirty (30) days after full execution of this Agreement. Licensee agrees to provide Licensor with a Certificate of Insurance showing Licensor listed as an additional insured, and Licensee further agrees that it will not cancel such policy without providing sixty (60) days advance written notice to Licensor.

      (b) Licensor shall defend, indemnify and hold harmless Licensee, its successors, assigns, officers, agents and employees, from and against any and all claims, demands, causes of action, damages, costs or expenses, including reasonable attorneys' fees, arising out of a claim that (1) the application of the Marks to Licensed Products, the sale or sublicense of Licensed Products bearing the Marks, or the use of the Marks by Licensee, all in accordance with the terms of this Agreement, or (2) the rights granted to Licensee under this Agreement, violate or conflict with the-rights of any other person or persons.

      (c) In the event of any claim requiring indemnification in accordance with this paragraph 6, the indemnitee shall give the indemnitor prompt written notice of any such claim, suit, action or proceeding. After giving notice to the indemnitee that it will defend, the indemnitor shall take such action as it deems advisable to defend and/or settle such claim, suit, action or proceeding on behalf of the indemnitee; provided, however, if there is any reasonable possibility that Licensor will agree to stop or be prevented from using any portion of the Marks on any Licensed Products where Licensee is the indemnitee, Licensee will be immediately notified and continually apprised of the situation, the intent being that Licensee will have the maximum time practical under the circumstances and to the extent permitted by law, to dispose of any such Licensed Products. The indemnitee shall cooperate fully with the indemnitor in all respects in connection with any such defense that is made, and shall always have the right to be informed of decisions regarding settlement of any claims or lawsuits. Provided that the indemnitor assumes the defense of any claim, suit, action or proceeding covered by this paragraph, the indemnitee shall delegate complete and sole authority to the indemnitor to defend or settle same. Indemnification pursuant to this paragraph 6 shall apply solely to the amount of a judgment (if any), any sums paid in settlement, and the costs and expenses, including reasonable attorneys' fees, incurred in connection with the indemnitee's defense; such indemnification shall not apply to any other damages suffered by the indemnitee.

        7.    Quality of Merchandise.

      (a) All Licensed Products shall be of high safety and structural standards and of such style, appearance, quality and consistency as shall be adequate and suitable for goods of that kind. If applicable, Licensee agrees to submit required quantities of Licensed Products to an independent testing laboratory to insure compliance with required safety laws, rules and regulations. Any items for children which are not suited for children of all ages must be appropriately labeled, as provided by applicable federal and state laws. No sales of Licensed Products which are below first quality may be made by Licensee without the approval of Licensor which approval shall not be unreasonably withheld. To this end:

      (i) Before market release of the Licensed Products, the Licensee shall deliver to Licensor written certification by Licensee that Licensee has conducted adequate and extensive licensed product testing, fixed any major errors affecting the functionality which have been detected by Licensee and are subject to ongoing error detection and correction. Failure to comply with this provision shall cause for Licensors immediate termination of this Agreement.

      (ii) Approval of Artwork or Prototypes. Before manufacturing, Licensee shall submit to Licensor, for its written approval, artwork and prototypes for each Licensed Product or any other usage of the Marks together with prototypes depicting the usage of the Marks on labeling or packaging in which Licensed Products are to be marketed. Licensed Products shall not be sold or distributed or sublicensed without Licensor's written consent if they depart from the approved artwork or prototypes in any respect which consent shall not be unreasonably withheld. If Licensor has not either granted its consent to, commented on, or expressed its disapproval of an item of artwork or a prototype within 10 days of submission by Licensee, then Licensor shall be deemed to have consented to the use of such artwork or prototype.

      (iii)Review of Samples, Labeling, Packaging and Advertising. Licensee shall submit to Licensor for its written approval, prior to manufacture, packaging, labeling and advertising for all Licensed Products. Such packaging, labeling, and advertising samples shall not depart from the approved artwork and prototypes in any respect without Licensor's written consent.

           (iv) Approval Form. All materials sent in for approval must be accompanied by a completed approval form, a sample of which is attached to this Agreement.

      (b) All Licensed Products shall be of the same quality and workmanship as the approved sample or prototype and in the manufacture thereof Licensee shall cause the manufacturers designated by Licensee to use manufacturing processes, techniques and quality control procedures designed to ensure that the Licensed Products will consistently comply with Licensor's high quality standards. Under no circumstances shall Licensee be permitted to sell, distribute, sublicense, give away or otherwise deal in Licensed Products that bear a distortion of the Marks, or that do not comply with Licensor's quality standards and specifications or governmental laws, regulations, ordinances or enactments or which have not been approved by Licensor.

      (c) The provisions for indemnity under Paragraph 6 hereof shall not be waived by approval of Licensed Products by Licensor pursuant to Paragraph 7.

      (d) Licensee shall notify Licensor of any material consumer complaints regarding Licensed Products and will assist Licensor in the resolution of such complaint.

           8.   Promotional Material.

      (a) Licensee shall not use the Marks or any reproduction thereof in any advertising, promotional or display material without Licensor's prior written approval. Under no circumstances will promotional materials or programs be used by Licensee that reflect unfavorably on the Marks. All advertising, display or promotional copy utilizing or in any way connected with the marks shall carry a notice that the Marks are the property of Licensor and such advertising, display or promotional copy shall be submitted to Licensor for review and approval well in advance of production. Licensor shall have ten (10) business days to review, comment upon or express its disapproval thereof and for changes to be made.

      (b) Any approval granted by Licensor under this paragraph will extend only to Licensee's use of the Marks.

      9.   Records.

      (a) Licensee and its manufacturers shall keep accurate books of account and records covering all transactions relating to this license. Licensor and its duly authorized representatives shall have the right at reasonable times during regular business hours to examine such books of account and records and all other documents and materials in Licensee's or its manufacturer's possession or under its control with respect to the subject matter and terms of this Agreement, and shall have free and full access:. for the purposes of monitoring compliance and for the purposes of making extracts therefrom throughout the Contract Period, as the same may be renewed and extended. All records on hand on expiration or termination of this Agreement shall be kept available for at least two (2) years after expiration or termination of the Agreement. Licensor agrees to keep confidential and not to publicly disclose any information obtained through any such review and to obtain an agreement to keep confidential and not to publicly disclose any such information from any of its duly authorized representatives who are granted access to such books and records.


      (b) At any time during the term of this Agreement, and for a period of two
  (2) years thereafter, Licensor may, at its own expense, employ an independent certified public accountant or its employees to verify the accuracy of the statements provided for in subparagraph (a) above. If Licensee's reported accrued royalty is more than 5% less than the accrued royalty as determined by the Licensor's independent certified public accountant, then Licensor shall deliver such determination in writing and with relevant back-up materials, to Licensee. If Licensee does not deliver a written objection to Licensor's determination within fifteen (15) days from submission by Licensor, then Licensee will be deemed to have accepted Licensor's determination of accrued royalty. If Licensee delivers to Licensor a written objection to Licensor's determination within fifteen (15) days from receipt of such determination, then the parties shall use commercially reasonable efforts to finalize the amount of accrued royalty with ten (10) days of Licensor's receipt of Licensee's written objection. In the event that Licensor and Licensee are unable to agree on the amount of accrued royalty within that time period, at Licensee's expense the matter will be referred for determination as promptly as practicable to a "Big 6" accounting firm with no prior affiliation with Licensor or Licensee. The determination of such accountants shall, absent fraud or manifest error, be conclusive and binding on Licensor and Licensee.

      10.     Samples and Inventory.

      Licensee agrees to provide Licensor a minimum of twelve (12) samples of each final Licensed Product. Upon expiration or termination of the Contract Period as specified herein, Licensee shall have the right to continue to sell previously manufactured Licensed Products according to all the terms of this Agreement for a period of three hundred sixty (360) days. Licensee agrees to sell to Licensor available or ordered merchandise in reasonable quantities at Licensee's lowest selling price.

II.   Termination and Rights after Termination.

      (a) If Licensee shall fail to make any payment due hereunder or fail to provide Licensor with quarterly reports as provided in paragraph 4(c) hereunder, and if such default shall continue uncured for a period of thirty (30) days after written notice of such default has been received by Licensee, Licensor shall have the right to terminate this Agreement without further notice. Once this Agreement is terminated under this section, Licensee shall have no right to continue sales or any associated advertising or merchandising of manufactured Products. All sales of Licensed Products must cease.


      (b) If either party shall fail to perform any of the terms, conditions, agreements or covenants in this Agreement (other than the failure of Licensee to make any payment as described in subparagraph (a) above) and such default shall continue uncured for a period of thirty (30) days after written notice thereof has been received by the party so failing, the other party may, at its sole election, terminate this Agreement forthwith by written notice. Notwithstanding the foregoing, such right of termination shall be suspended if the default is one which is not susceptible of cure within such thirty (30) day period and if the defaulting party has commenced good faith effort to cure such default within such thirty (30) day period and has continued such efforts without interruption.

      (c) Licensor may immediately, upon written notice to Licensee, terminate this Agreement if Licensee:becomes subject to a receiver or trustee; or becomes insolvent; or becomes subject to an order for relief under an involuntary or voluntary petition under the United States Bankruptcy Act, as amended, for whatever reason; or makes an assignment for the benefit of its creditors; and Licensee or any person or entity which succeeds Licensee or acts in Licensee's behalf having been duly authorized fails to provide Licensor with both adequate protection against any losses or damages and adequate assurance, as determined by Licensor, of Licensee's ability to fully perform its obligations under this Agreement within thirty (30) days of any of the above-mentioned acts or events; or

           (ii) changes ownership, either by the sale or transfer of the company or by the sale or transfer of more than of the ownership interest of the company.

      (d) Licensor may immediately, upon written notice to Licensee, terminate this Agreement if in Licensor's -sole determination, the sale or distribution of Licensed Products in any way threatens or endangers Licensor's reputation and goodwill or its clean, wholesome, family-oriented image subject to seventy-two hours written notice and opportunity to cure.

      (e) This Agreement shall terminate on December 31, 1997 if Licensee has not shipped Licensed Products to one or more of its Distributors by that date.

      (f) Notwithstanding any termination in accordance with the foregoing, the respective parties shall have and hereby reserve all the respective rights and remedies which they have, or which are granted to them by operation of law, with respect to the collection of royalties payable by Licensee pursuant to this Agreement, with respect to damages for breach of this Agreement by either party, with respect to the right to seek to enjoin the unlawful or unauthorized use of the Marks or any Licensor trademark or Licensee trademarks and service marks, and with respect to enforcement of indemnity provisions contained herein.

12.   Notices.

All notices, reports and statements to be given and all payments to be made hereunder shall be sent by certified mail, return receipt requested, or by express mail or other overnight courier, with return receipt requested, and if to Licensor to:

                                    Jim Stadler
                                    National Retail Licensing Manager
                                    McDonald's Corporation
                                    Kroc Drive
                                    Oak Brook, Illinois 60521

  with copies to the attention of:  David Green
                                    Senior Vice President
                                    McDo nald's Corporation
                                    Kroc Drive
                                    Oak Brook, Illinois 60521

                                    General Counsel
                                    McDonald's Corporation
                                    Kroc Drive
                                    Oak Brook, Illinois 60521

and if to Licensee, to:             Ken Currier
                                    Chief Executive Officer
                                    Expert Software, Inc.
                                    800 Douglas Road, Executive Tower
                                    Suite 750
                                    Coral Gables, FL 33134

with copies to the attention of:    David L. Chiras
                                    General Counsel
                                    Expert Software, Inc.
                                    800 Douglas Road, Executive Tower
                                    Suite 750
                                    Coral Gables, FL 33134






         13.     No Joint Venture.

      Nothing herein contained shall be construed to place the parties in the relationship of partners or joint ventures and neither party shall have the power to obligate or bind the other in any manner whatsoever, and vice versa.

        14.   Warranties.

(a) Licensor covenants and warrants that it has the power and right to grant to Licensee the rights and licenses granted by it hereunder.

(b) Licensor represents and warrants that Licensor does not have, has not made and will not make or authorize, any obligations, commitments or grants to any other person or persons which will or may impair or prevent the performance by Licensor of its obligations and undertakings contained in this Agreement

(c) Licensee covenants and warrants that it has the power and right to grant to Licensor the rights granted by it hereunder.

(d) Licensee represents and warrants that at the time of the execution of this Agreement, Licensee does not have, has not made and will not make or authorize, any obligations, commitments or grants to any other person or persons which will or may impair or prevent the performance by Licensee of its obligations and undertakings contained in this Agreement.

15.     Cancellation.

      The parties understand that Licensor, its subsidiaries, affiliates, and franchisees, use the Marks which are the subject of this license to advance and promote Licensor's restaurants, and that Licensor has a paramount obligation to preserve its ability to so use such Marks. Should any other use of any Mark or Marks become threatened as a result of any rules, regulations or policy of governmental administrative agencies, then Licensor may terminate this Agreement.

16.     Assignment.

      Licensee may not assign this Agreement, or any or all of its rights and obligations hereunder, without first obtaining the written consent of Licensor.

17.     Scope and Modification.

      This Agreement sets forth the agreement between the parties and supersedes all prior agreements and understandings between the parties, their officers, directors, or employees relating to the subject matter hereof. None of the terms of this Agreement may be waived or modified except as expressly agreed to, in writing, by both parties.

18.    Waiver.

      No waiver by any party, whether express or implied, of any provision of this Agreement or of any breach or default shall constitute a continuing waiver thereof.

19.    Confidentiality

      Licensee agrees to keep any information it learns about Licensor's business and marketing plans confidential. Licensee further agrees to communicate the confidential nature of such information to its employees and to its fulfillment houses.

      Licensor agrees to keep any infon-nation it learns about Licensee's business and marketing plans confidential.

20.     Exclusivity.

      Licensee agrees not to enter into any agreement or develop a relationship similar to the foregoing with a McDonald's competitor during the term of this Agreement. McDonald's competitor is defined as follows:

(a)   Service: Restaurants, including, but not limited to:

      (i) quick service restaurants in which food is prepared on the premises, sold at a counter or window, and intended for immediate on-premises consumption or for home delivery, or carryout;

      (ii) non-white tablecloth, sit-down service restaurants, and sit-down and/or carry-out service restaurants within the premises of another business which are operated by an entity other than the owner of that other business;

      (iii)contract food operations, food concessionaires, specialty food shops which may not serve meals (i.e. ice cream shops, yogurt shops, doughnut shops and cookie shops), and independently owned "mom and pop" restaurants;

      (iv) fountain and carry-out food service operations, including without limitation such operations located in or associated with convenience stores, mini-marts and gas stations.

(b)   Products: The following ready-to-eat and/or frozen food products:
      Hamburger; hand-held sandwiches (including breakfast sandwiches); french fries; beverages, including fountain soft drinks; meals; chicken; and pizza.

(c) Notwithstanding the above, in the event Licensee wishes to enter into a relationship with a Competitor of McDonald's, Licensee shall send a written request for approval, stating the Competitor's name, the product contemplated and the territory in which the product shall be distributed. McDonald's agrees to respond to the request within five (5) business days.

       Licensee's current relationships with McDonald's competitors are:

  Name of Company         Product              Territory

________None____     __   _________________
-----------------------------

-------------------- -----------------         -----------------------------

-------------------- -----------------         -----------------------------

21. Governing Laws. This Agreement shall be governed by the laws of Illinois without regard to that state's conflict of laws provision

22. Entire Agreement. This Agreement supersedes any prior or contemporaneous communications or agreements between the parties.

23. Effect on Waiver. This Agreement may not be modified nor any of its provisions waived absent a writing signed both parties.

24. Force Majeure. It shall not be a breach of any obligation hereunder should a party fail to perform due to an Act of God, war, government regulation. civil disorder or other emergency making it unadvisable, illegal or impossible to perform. However, the affected party shall provide notice to the other of its inability to perform and such inability shall be excused for the length of the Force Majeure event.

25. Survival of Terms. The terms and conditions of the following sections shall survive the expiration or termination of this Agreement.

           Section 1,  Section 4. Section 6, Section 9, Section I 1, Section 14,
           Section 19.

     The terms and provisions of this Agreement shall be interpreted in accordance with and governed by the laws of the State of Illinois.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above stated, the corporate party by its proper officers duly authorized thereto.


                             McDONALD'S CORPORATION

Dated: January 2, 1997       By: /s/ David Green

                          Title: Senior Vice President

                             EXPERT SOFTWARE.  INC.

Dated: January 2, 1997       By: /s/ Kenneth P. Currier

                          Title: Chief Executive Office

                                   EXHIBIT A

                               McDonald's Marks
                                  McDonald's*
                                 McDonaldland
                            McDonaldland Characters
                                    McWorld
                              Happy Meal Workshop
                                   Playplace
                            McDonald's Racing Team*
                           McDonaldland Racing Team*
                                  Happy Meal*


          And as modified by the Parties in writing from time to time






* Includes word and design


                          FULFILLMENT HOUSE AGREEMENT


This Fulfillment House Agreement is made pursuant to the License Agreement between McDonald's Corporation and the pertinent sections of which are attached and made a part hereof.

(Name of Licensee) "Licensee" and (Name of Fulfillment House) "Fulfillment House " located at desire to cause the manufacture of the following Products bearing the Marks of McDonald's Corporation. As a condition to the manufacture of any Licensed Products bearing a Mark listed on Exhibit A, of the License Agreement, Licensee and Fulfillment House acknowledges that the Marks are the sole property of McDonald's Corporation and that Fulfillment House's right to manufacture the License Products with the Marks thereon is in all respects subject to the terms and conditions of the License Agreement. Manufacturer recognizes that all manufacturing rights to the Licensed Product are subject to (a) the restrictions on the use of the Marks and (b) the termination provision of the License Agreement. Fulfillment House further acknowledges that its manufacture of the Licensed Product shall give fulfillment House no right to use the Marks or to sell articles bearing the marks beyond the term of the License Agreement. Fulfillment House shall not sell the Licensed Product to any person or entity except Licensee. If McDonald's terminates the License Agreement, Fulfillment House agrees to make no claim against McDonald's for any reason whatsoever.

      Fulfillment House will comply with all local laws and customs regarding hiring practices, wages and working conditions. Under no circumstances will Fulfillment House involve the production of McDonald's products in an environment where underage labor is employed.

      Fulfillment House will not utilize factories or production facilities that force work to be performed by unpaid laborers or those who must otherwise work against their will.

      Fulfillment House will monitor their factories and manufacturers work environment to ensure compliance to these policies and obtain verification of compliance.


      If Manufacturer is found not to be in compliance with the above requirements they will no longer be a manufacturer under the terms of this agreement.

      FULFILLMENT HOUSE             LICENSEE
      By:                      By:
      Date:                    Date:

I&r/expert




                      McDONALD'S LICENSING APPROVAL FORM

   Please fill out the top section of form. This form must be submitted with each step of product development listed below.


                                                    Date:


Licensee:                                                     Submitted by:
Telephone Number:                   Fax Number:
Product Description & Model #: